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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D. C.  20549

                               -----------------------

                                      FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            VALLEY NATIONAL GASES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


West Virginia                                  55-0460738
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(State of Incorporation                      (I.R.S. Employer
 or Organization)                             Identification no.)


67 43rd Street, Wheeling, West Virginia  26003
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(Address of Principal Executive Offices)                              (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of debt            registration of a class of debt
securities and is effective                securities and is to become
upon filing pursuant to General            effective simultaneously with
Instruction A(c)(1) please check           the effectiveness of a con-
the following box.  / /                    current registration statement
                                           under the Securities Act of 1933
                                           pursuant to General Instruction
                                           A(c)(2) please check the following
                                           box.  / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class          Name of Each Exchange on Which
to be so Registered          Each Class is to be Registered
-------------------          ------------------------------

Not Applicable               Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
               --------------------------------------------------
                                (Title of Class)



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Item 1.         Description of Registrant's Securities to be Registered
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          This Registration Statement relates to shares of the
Registrant's Common Stock, par value $.001 per share (the "Common
Stock"). Reference is made to the material set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (the "S-1
Registration Statement") filed with the Securities and Exchange
Commission on January 17, 1997 pursuant to the Securities Act of
1933, as amended. The material set forth under such caption is incorporated herein by reference.


Item 2.         Exhibits
-------         --------

          I. Certain of the following Exhibits are filed herewith. Certain of the following Exhibits have heretofore been filed with the Commission and are incorporated herein by reference.

                    a.       Specimen certificate representing the Common
                             Stock.<F*>

                    b. Form of Amended and Restated Articles of Incorportion of the Registrant (filed as Exhibit 3.1 to the S-1 Registration Statement and incorporated herein by this reference).

                    c. Form of Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the
                             S-1 Registration Statement and incorporated herein by this reference).

          II.       Not applicable.

[FN]
<F*>To be filed by Amendment.



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                                    SIGNATURE
                                    ---------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           VALLEY NATIONAL GASES, INC.



                                           By:    /s/ Lawrence E. Bandi
                                           ------------------------------
                                           Name:  Lawrence E. Bandi
                                           Title: President and Chief
                                                  Executive Officer


Date: January 17, 1997